EIGHTH SUPPLEMENTAL INDENTURE
This Eighth Supplemental Indenture (this “Supplemental Indenture”), dated as of August 10, 2015, is by and among Energy Transfer Partners, L.P., a Delaware limited partnership (“ETP”), as successor entity under the Indenture referred to below (in such capacity, the “Successor Entity”), Regency Energy Finance Corp., a Delaware corporation (“Regency Finance”), and Wells Fargo Bank, National Association, as trustee (the “Trustee”).
WITNESSETH
WHEREAS, Regency Energy Partners LP, a Delaware limited partnership (“Regency”), and Regency Finance (together with Regency, the “Original Issuers”) duly issued 4.500% Senior Notes due 2023 (the “Notes”) in an aggregate principal amount of $600,000,000, pursuant to the Indenture dated as of April 30, 2013, by and among the Original Issuers, the guarantors party thereto and the Trustee (as amended, supplemented or otherwise modified to date, the “Indenture”);
WHEREAS, the Notes are the only series of securities outstanding under the Indenture on the date hereof;
WHEREAS, the Original Issuers’ obligations under the Notes are guaranteed by the Guarantors;
WHEREAS, Regency has assigned all or substantially all of its properties and assets (the “Regency Assignment”) to the Successor Entity pursuant to that certain Assignment Agreement dated as of August 10, 2015 by and among Regency, Regency Finance, Regency OLP GP LLC, a Delaware limited liability company, Regency Gas Services, LP, a Delaware limited partnership, and the Successor Entity;
WHEREAS, Section 5.01(a) of the Indenture provides that Regency may, among other things, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of Regency and its Subsidiaries, taken as a whole, in one or more related transactions, to another Person if, among other things, the Person to which such sale, assignment, transfer, lease, conveyance or other disposition of such properties or assets is made expressly assumes Regency’s obligations under the Notes and the Indenture;
WHEREAS, Section 9.01(3) of the Indenture provides that, without the consent of any Holders, the Indenture may be amended to provide for the assumption of Regency’s obligations to the Holders of the Notes in the case of a sale of all or substantially all of Regency’s properties or assets;
WHEREAS, Section 10.05 of the Indenture provides that in the event of any sale or other disposition of all or substantially all of the properties or assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) Regency or a Restricted Subsidiary of Regency, then such Guarantor (in the event of a sale or other disposition,

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by way of merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor) will be released and relieved of any obligations under its Note Guarantee;
WHEREAS, the Successor Entity and Regency Finance desire and have requested the Trustee to join in entering into this Supplemental Indenture for the purpose of evidencing the assumption by the Successor Entity of Regency’s obligations to the Holders of the Notes under the Indenture;
WHEREAS, the Successor Entity and Regency Finance have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that (i) the Regency Assignment and this Supplemental Indenture comply with the Indenture,(ii) all conditions precedent provided in the Indenture relating to the execution and delivery of this Supplemental Indenture have been complied with and (iii) the execution of this Supplemental Indenture is authorized or permitted by the Indenture;
WHEREAS, the Successor Entity and Regency Finance have been authorized by Board Resolutions or equivalent partnership or corporate action to enter into this Supplemental Indenture;
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture; and
WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture by the Successor Entity and Regency Finance to make this Supplemental Indenture valid and binding on the Successor Entity and Regency Finance, as applicable, have been complied with or have been done or performed.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Successor Entity, Regency Finance and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
ARTICLE ONE
Section 1.01. CAPITALIZED TERMS. Terms used herein and not defined herein shall have the meanings assigned to them in the applicable Indenture.
ARTICLE TWO
Section 2.01. EFFECTIVENESS OF SUPPLEMENTAL INDENTURE. This Supplemental Indenture shall become effective as of the date hereof upon its execution by Successor Entity, Regency Finance and the Trustee.
Section 2.02. ASSUMPTION OF OBLIGATIONS. The Successor Entity hereby expressly assumes the obligations of Regency under the Indenture and the Notes.

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Section 2.03. GUARANTOR RELEASE. In accordance with Section 10.05 of the Indenture, each Guarantor of the Notes is hereby released and relieved of any obligations under its Note Guarantee.
Section 2.04. NOTICES. All notices or other communications to the Successor Entity shall be given as provided in the Indenture addressed as follows:
Energy Transfer Partners, L.P.
3738 Oak Lawn Avenue
Dallas, Texas 75219
Attn: Thomas P. Mason

ARTICLE THREE
Section 3.01. RATIFICATION OF THE INDENTURE; SUPPLEMENTAL INDENTURE. The Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. Upon the execution and delivery of this Supplemental Indenture by the Successor Entity, Regency Finance and the Trustee, this Supplemental Indenture shall form a part of the Indenture for all purposes, and the Successor Entity, Regency Finance, the Trustee and every Holder of each series of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. Any and all references to the Indenture, whether within such indenture or in any notice, certificate or other instrument or document, shall be deemed to include a reference to this Supplemental Indenture (whether or not made), unless the context shall require otherwise.
Section 3.02. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
Section 3.03. THE TRUSTEE. The Trustee shall not be responsible in any manner for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals or statements contained herein, all of which are made by the Successor Entity and Regency Finance, and the Trustee assumes no responsibility for their correctness.
Section 3.04. SUCCESSORS. All covenants and agreements of the Trustee in this Supplemental Indenture shall bind its successors and assigns. All covenants and agreements of the Successor Entity in this Supplemental Indenture shall bind its successors and assigns.
Section 3.05. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or electronic format (i.e. “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic format (i.e. “pdf” or “tif”) shall be deemed to be their original signatures for all purposes.

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Section 3.06. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
Section 3.07. SEVERABILITY. If any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Supplemental Indenture or any of the Indentures shall not in any way be affected or impaired thereby. This Supplemental Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the Indenture and shall, to the extent applicable, be governed by such provisions. If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision hereof which is required to be included herein by any provisions of the Trust Indenture Act, such required provision shall control.
[Signature Pages Follow]

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IN WITNESS WHEREOF, each of the undersigned has caused this Supplemental Indenture to be duly executed as of the date first above written.

SUCCESSOR ENTITY:
ENERGY TRANSFER PARTNERS, L.P.
By: Energy Transfer Partners GP, L.P., its general partner
By: Energy Transfer Partners, L.L.C., its general partner

By:	/s/ Thomas E. Long Name: Thomas E. Long
Title: Chief Financial Officer

REGENCY FINANCE:
REGENCY ENERGY FINANCE CORP.

By:	/s/ Thomas E. Long Name: Thomas E. Long
Title: Chief Financial Officer

TRUSTEE:
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Michael Q. Tu Name: Michael Q. Tu Title: Assistant Vice President

Eighth Supplemental Indenture to
April 2013 Wells Fargo Indenture